Exhibit No. 99

For Immediate Release

Media Contact:	Investor Contacts:
Susan Busch, Director of Corporate PR	Jennifer Driscoll, Vice President of Investor Relations
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6110 or jennifer.driscoll@bestbuy.com

Shannon Burns, Sr. Investor Relations Manager
(612) 291-6126 or shannon.burns@bestbuy.com

BEST BUY EXPANDS RELATIONSHIP WITH ACCENTURE

Best Buy Chooses Accenture to Help Build Out Capabilities That Support Transformation to a More Efficient, Customer-Centric Business Model

Multi-Year Agreement Effective in Mid-July

MINNEAPOLIS, July 15, 2004 – Best Buy Co., Inc. (NYSE: BBY) has entered into an agreement for a seven-year strategic relationship with Accenture for consulting and outsourcing services.  The agreement, designed to support Best Buy’s transformation to a more efficient, customer-centric business model, takes effect on July 16, 2004.

Through the relationship with Accenture, Best Buy seeks to optimize its supply chain management capabilities, to enhance the vendor management of its customer call centers, to expand the functionality of its Web sites, and to improve the analytics and reporting that further enable its customer centricity initiative. Accenture also is to manage and further develop the full scope of Best Buy’s information technology operations.  The relationship is expected to provide a new and simplified operating platform that will reduce Best Buy’s cost structure, including the company’s total cost of ownership for information technology systems, over the course of the relationship.

Approximately 600 information technology employees are expected to transition from Best Buy to Accenture as part of the agreement, effective on July 16, 2004.  These professionals are to continue working at the Best Buy corporate campus in Richfield, Minn.

“Best Buy is in the midst of a company transformation to put the customer at the center of all that we do,” said Al Lenzmeier, Best Buy’s president and COO.  “In order to accelerate this transformation and more accurately focus our resources on our customers, we must deliver new capabilities with greater speed and innovation at reduced risk and cost. We have a long-standing relationship with Accenture, and over the years they have demonstrated an understanding of our business, culture and values. For these reasons, we believe we have selected the right firm to help us achieve our goals.”

The agreement is in addition to a previously announced agreement for Accenture HR Services to provide Best Buy with human resources support. As part of that agreement, approximately 115 Best Buy human resources employees transferred to Accenture in March 2004.

“It is rare for a business at the top of its game to undertake a transformation program to reshape its business model, but Best Buy is boldly doing so,” said Joe Forehand, Accenture’s chairman and CEO. “To support the next step in Best Buy’s vision, we’re bringing deep industry and technology skills as well as the successful momentum of our decade-long working relationship.”

Accenture’s previous work with Best Buy has included merchandising strategy, pricing, promotion effectiveness, inventory management, store operations, and space and assortment optimization.

Forward-Looking and Cautionary Statements:

This news release contains forward-looking statements that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, product availability, sales volumes, profit margins, weather, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2004, and in our other periodic reports filed from time to time with the Commission. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

About Best Buy

Minneapolis-based Best Buy Co., Inc. (NYSE: BBY) is North America’s leading specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services.  The company’s subsidiaries operate retail stores and/or Web sites under the names: Best Buy (BestBuy.com), Future Shop (FutureShop.ca), Geek Squad (GeekSquad.com) and Magnolia Audio Video (Magnoliaav.com). The company’s subsidiaries reach consumers through more than 750 retail stores in the United States and Canada.

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